EXHIBIT 10a

                            KAMAN CORPORATION
                        1993 STOCK INCENTIVE PLAN

                 As Amended effective February 13, 2001

1.	Purpose.  This Plan includes a continuation and extension of the incentive stock program of the Corporation set forth in the First Predecessor Plan and the Second Predecessor Plan and is designed to give directors, officers and key employees of the Corporation and other persons an expanded opportunity to acquire stock in the Corporation or receive other long-term incentive remuneration in order that they may better participate in the Corporation's growth and be motivated to remain with the Corporation and promote its further development and success.

2.	Definitions.  The following terms shall have the meanings
given below unless the context otherwise requires:

(a)	"Act" means the Securities Exchange Act of 1934, as amended.

(b)	"Award" or "Awards" except where referring to a particular
category of grant under the Plan shall include Incentive Stock
Options, Non-Statutory Stock Options, Stock Appreciation Rights and Restricted Stock Awards.

(c)	"Board" means the Board of Directors of the Corporation.

(d)	"Code" means the Internal Revenue Code of 1986, as amended,
and any successor Code, and related rules, regulations and interpretations.

(e)	"Committee" means the committee of the Board established
under Section 9 hereof.

(f)	"Corporation" means the committee of the Board established
as defined by the Code.

(g)	"Disability" or "disabled" means disability or disabled as
defined by the Code.

(h)	"Eligible Person" means any person, including a person who
is not an employee of the Corporation or a Subsidiary, or entity who satisfies all the eligibility requirements set forth in either Section 3(a) or 3(b) hereof, excluding, however, any member of the Committee and any alternate member of the Committee.







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		(i)	"Fair Market Value" of the Stock on any given date
shall be the mean between the highest and lowest quoted selling prices of the Stock in the NASDAQ National Market System on such date. If there were no sales on the valuation date, "Fair Market
Value" shall be the closing price of the Stock in the NASDAQ
National Market System on the most recent trading day preceding the valuation date on which sales of the Stock occurred.

(j)	"First Predecessor Plan" means the Kaman Corporation 1973
Stock Option Plan.

(k)	"Incentive Stock Option" means a stock option qualifying
under the provisions of Section 422 of the Code.

(l)	"Non-Employee Director" shall have the meaning set forth in
Rule 16b-3(b)(3)(i) promulgated under the Act, and any successor to such rule.

(m)	"Non-Employee Director Participant" means an Eligible
Person, who at the time of grant of an Award is a director of the Corporation but not an employee of the Corporation or a Subsidiary.

(n)	"Non-Statutory Option" means a stock option not qualifying
for incentive stock option treatment under the provisions of
Section 422 of the Code.

(o)	"Optionee" means the holder of any option granted under the
Plan.

(p)	"Participant" means the holder of any Award granted under
the Plan.

(q)	"Plan" means the Kaman Corporation 1993 Stock Incentive
Plan.

(r)	"Principal Shareholder" means any individual owning stock
possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation.

(s)	"Restricted Stock" means Stock received pursuant to a
Restricted Stock Award.

(t)	"Restricted Stock Award" is defined in Section 8(a).

(u)	"Second Predecessor Plan" means the Kaman Corporation 1983
Stock Incentive Plan.

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(v)	"Stock" or "shares" means shares of Class A Common Stock of
the Corporation.

(w)	"Stock Appreciation Right" or "Right" means a right
described in Section 7.

(x)	"Subsidiary" means any corporation in which the Corporation
owns, directly or indirectly, a majority of the outstanding voting stock.

3.	Eligibility.

(a)	Incentive Stock Options.  Incentive Stock Options may be
granted to any Eligible Persons who are full-time, salaried employees of the Corporation or a Subsidiary and who in the sole opinion of the Committee are, from time to time, responsible for the management and/or growth of all or part of the business of the Corporation.

(b)	Awards Other than Incentive Stock Options.  Awards, other
than Incentive Stock Options, may be granted to any Eligible Persons who in the sole opinion of the Committee are, from time to time, responsible for the growth and/or the management of all or a part of the business of the Corporation.

(c)	Substitute Awards.  The Committee, in its discretion, may
also grant Awards in substitution for any stock incentive awards previously granted by companies acquired by the Corporation or one of its Subsidiaries. Such substitute awards may be granted on such terms and conditions as the Committee deems appropriate in the circumstances, provided, however, that substitute Incentive Stock Options shall be granted only in accordance with the Code.

4.	Term of Plan.  The Plan shall take effect on November 1,
1993 and shall remain effective for ten (10) years thereafter, expiring on October 31, 2003.

5.	Stock Subject to the Plan.  The aggregate number of shares
of Stock which may be issued pursuant to all Awards granted under the Plan shall not exceed 2,210,000 shares of Stock, subject to adjustment as hereinafter provided in Section 10, which shall be in addition to all shares of Stock issued or reserved for issuance pursuant to options granted under the First Predecessor Plan and the Second Predecessor Plan, and which may be treasury shares or authorized but unissued shares. In the event that any Award under the Plan for any reason expires, is terminated, forfeited, reacquired by the Corporation, or satisfied without the issuance of Stock (except in the cases of (i) the Stock otherwise issuable

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under an Award but retained by the Corporation for payment of withholding taxes under Section 14(b) hereof; and (ii) stock otherwise issuable under a stock option but for which the Corporation has made a discretionary payment under Section 7(d) hereof) the shares allocable to the unexercised portion of such Award may again be made subject to an Award under the Plan. Any award of a Stock Appreciation Right, to the extent that such Stock Appreciation Right may be settled only for cash, shall not be deemed to reduce the aggregate number of shares of Stock authorized to be issued pursuant to Awards granted under the Plan.

6.	Stock Options.  The following terms and conditions shall
apply to each option granted under the Plan and shall be set forth in a stock option agreement between the Corporation and the Optionee together with such other term and conditions not inconsistent herewith as the Committee may deem appropriate in the case of each Optionee:

     (a)	Option Price.  The purchase price under each Incentive
Stock Option shall be as determined by the Committee but not less than 100% of the Fair Market Value of the shares subject to such option on the date of grant, provided that such option price shall not be less than 110% of such Fair Market Value in the case of any Incentive Stock Option granted to a Principal Shareholder.
The purchase price per share of Stock deliverable upon the exercise of a Non-Statutory Option shall be determined by the Committee, but shall not be less than 85% of the Fair Market
Value of such Stock on the date of grant and in no event less than the par value per share of such Stock.

     (b)	Type of Option.  All options granted under the Plan
shall be either Incentive Stock Options or Non-Statutory Options. All provisions of the Plan applicable to Incentive Stock Options shall be interpreted in a manner consistent with the provisions of, and regulations under, Section 422 of the Internal Revenue Code.

     (c)	Period of Incentive Stock Option.  Each Incentive Stock
Option shall have a term not in excess of ten (10) years from the date on which it is granted, except in the case of any Incentive
Stock Option granted to a Principal Shareholder which shall have a term not in excess of five (5) years from the date on which it is granted; provided that any Incentive Stock Option granted or the unexercised portion thereof, to the extent exercisable at the time of termination of employment, shall terminate at the close of business on the day three (3) months following the date on which the Optionee ceases to be employed by the Corporation or a Subsidiary unless sooner expired or unless a longer period is provided under Subsection (g) of this Section in the event of the death or disability of such an Optionee.



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		(d)	Period of Non-Statutory Option.  Each Non-
Statutory Option granted under the Plan shall have a term not in excess of ten (10) years and one (1) day from the date on which it is granted; provided that any Non-Statutory Option granted to an employee of the Corporation or a Subsidiary or to a Non-Employee Director Participant, or the unexercised portion thereof shall terminate not later than the close of business on the day one (1) year following the date on which such employee ceases to be employed by the Corporation or a Subsidiary or the date on which such Non-Employee Director ceases to be a director of the Corporation, as the case may be. Such an Optionee's Non-Statutory Option shall be exercisable, if at all, during such one
(1) year period only to the extent exercisable on the date such Optionee's employment terminates or the date on which such Optionee ceases to be a director, as the case may be.

          (e)   Exercise of Option.

                 (i)	Each option granted under the Plan shall
become exercisable on such date or dates and in such amount or amounts as the Committee shall determine. In the absence of any other provision by the Committee, each option granted under the Plan shall be exercisable with respect to not more than twenty percent (20%) of such shares subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years, on a cumulative basis, so that such option, or any unexercised portion thereof, shall be fully exercisable after a period of five (5) years following the date of its grant; provided, however, that in the absence of any other provision by the Committee, each Incentive Stock Option granted to a Principal Shareholder shall be exercisable with respect to not more than twenty-five percent (25%) of the shares subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional twenty-five percent (25%) after the expiration of each of the succeeding three (3) years, on a cumulative basis, so that such option, or any unexercised portion thereof, shall be fully exercisable after a period of four (4) years following the date of its grant.

               (ii)	The Committee, in its sole discretion, may,
from time to time and at any time, accelerate the vesting provisions of any outstanding option, subject, in the case of Incentive Stock Options, to the provisions of Subsection (6)(i) relating to "Limit on Incentive Options".










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               (iii)  Notwithstanding anything herein to the
contrary, except as provided in subsection (g) of this Section, no Optionee who was, at the time of the grant of an option, an employee of the Corporation or a Subsidiary, may exercise such option or any part thereof unless at the time of such exercise he shall be employed by the Corporation or a Subsidiary and shall have been so employed continuously since the date of grant of such option, excepting leaves of absence approved by the Committee; provided that the option agreement (i) in the case of Incentive Stock Options may provide that such an Optionee may exercise his option, to the extent exercisable on the date of termination of such continuous employment, during the three (3) month period, ending at the close of business on the day three
(3) months following the termination of such continuous employment unless such option shall have already expired by its term, and (ii) in the case of Non-Statutory Options may provide that such an Optionee may exercise his option, to the extent exercisable on the date of termination of such continuous employment, during the one (1) year period ending at the close of business on the day one (1) year following the termination of such continuous employment, unless such option shall have already expired by its term.

               (iv) An option shall be exercised in accordance with the related stock option agreement by serving written notice of exercise on the Corporation accompanied by full payment of the purchase price in cash. As determined by the Committee, in its discretion, at (or, in the case of Non-Statutory Options, at or after) the time of grant, payment in full or in part may also be made by delivery of (i) irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the exercise price, or (ii) previously owned shares of Stock not then subject to restrictions under any Corporation plan (but which may include shares the disposition of which constitutes a disqualifying disposition for purposes of obtaining incentive stock option treatment for federal tax purposes), or (iii) shares of Stock otherwise receivable upon the exercise of such option; provided, however, that in the event the Committee shall determine in any given instance that the exercise of such option by withholding shares otherwise receivable would be unlawful, unduly burdensome or otherwise inappropriate, the Committee may require that such exercise be accomplished in another acceptable manner. For purposes of this subsection (iv), such surrendered shares shall be valued at the closing price of the Stock in the NASDAQ National Market System on the most recent trading day preceding the date of exercise on which sales of the Stock occurred.

     (f) Nontransferability. No option granted under the Plan shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during his lifetime, only by him.

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      (g)  Death or Disability of Optionee.  In the event of the death or disability of an Optionee while in the employ of the Corporation or a Subsidiary or while serving as a director of the Corporation, his stock option or the unexercised portion thereof may be exercised within the period of one (1) year succeeding his death or disability, but in no event later than (i) ten (10) years (five (5) years in the case of a Principal Shareholder) from the date the option was granted in the case of an Incentive Stock Option, and (ii) ten (10) years and one (1) day in the case of a Non-Statutory Option, by the person or persons designated in the Optionee's will for that purpose or in the absence of any such designation, by the legal representative of his estate, or by the legal representative of the Optionee, as the case may be. Notwithstanding anything herein to the contrary and in the absence of any contrary provision by the Committee, during the one-year period following termination of employment or cessation as a director by reason of death or disability, an Optionee's stock option shall continue to vest in accordance with its terms and be and become exercisable as if employment or service as a director had not ceased.

     (h) Shareholder Rights. No Optionee shall be entitled to any rights as a shareholder with respect to any shares subject to his option prior to the date of issuance to him of a stock certificate representing such shares.

     (i) Limit on Incentive Stock Options. The aggregate Fair Market Value (determined at the time an option is granted) of shares with respect to which Incentive Stock Options granted to an employee are exercisable for the first time by such employee during any calendar year (under all incentive stock option plans of the Corporation and its Subsidiaries to the extent required under the Code) shall not exceed $100,000.

     (j) Notification of Disqualifying Disposition. Participants granted Incentive Stock Options shall undertake, in the Incentive Stock Option agreements, as a precondition to the granting of such option by the Corporation, to promptly notify the Corporation in the event of a disqualifying disposition (within the meaning of the Code) of any shares acquired pursuant to such Incentive Stock Option agreement and provide the Corporation with all relevant information related thereto.

7.	Stock Appreciation Rights; Discretionary Payments.

     (a)  Nature of Stock Appreciation Right.  A Stock
Appreciation Right is an Award entitling the Participant to receive an amount in cash or shares of Stock (or forms of payment permitted under Section 7(d) hereof) or a combination thereof, as determined






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by the Committee at the time of grant, having a value equal to
(or if the Committee shall so determine at time of grant, less than) the excess of the closing price of the Stock on the NASDAQ National Market System on the most recent trading day preceding the date of exercise on which sales of the Stock occurred over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a stock option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

     (b)  Grant and Exercise of Stock Appreciation Rights.

          (i) Stock Appreciation Rights may be granted in tandem with, or independently of, any stock option granted under the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Statutory Option, such Right may be granted either at or after the time of grant of such option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option such Right may be granted only at the time of the grant of such option. A Stock Appreciation Right or applicable portion thereof granted in tandem with a given stock option shall terminate and no longer be exercisable upon the termination or exercise of the related stock option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related stock option shall not be reduced until the exercise or termination of the related stock option exceeds the number of shares not covered by the Stock Appreciation Right.

          (ii) Each Stock Appreciation Right granted under the Plan shall become exercisable on such date or dates and in such amount or amounts as the Committee shall determine; provided, however, that any Stock Appreciation Right granted in tandem with a stock option shall be exercisable in relative proportion to and to the extent that such related stock option is exercisable; provided further, however, that, notwithstanding anything herein to the contrary, any Stock Appreciation Right granted in tandem with a Non-Statutory Option which has a purchase price at the date of grant of less than Fair Market Value shall not be exercisable at all until at least one (1) year after the date of grant of such option. Except as provided in the immediately preceding sentence, in the absence of any other provision by the Committee, each Stock Appreciation Right granted under the Plan shall be exercisable with respect to not more than twenty percent (20%) of such shares subject thereto after the expiration of one
(1) year following the date of its grant, and shall be exercisable as to an additional twenty percent (20%) of such shares after the expiration of each of






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the succeeding four (4) years, on a cumulative basis, so that such Right, or any unexercised portion thereof, shall be fully exercisable after a period of five (5) years following the date of its grant. The Committee, in its sole discretion, may, from time to time and at any time, accelerate the vesting provisions of any outstanding Stock Appreciation Right.

          (iii) Notwithstanding anything herein to the contrary, except as provided in subsections (c)(v) and (c)(vi) of this Section, no Participant who was, at the time of the grant of a Stock Appreciation Right, an employee of the Corporation or a Subsidiary, may exercise such Right or any part thereof unless at the time of such exercise, he shall be employed by the Corporation or a Subsidiary and shall have been so employed continuously since the date of grant of such Right, excepting leaves of absence approved by the Committee; provided that the Stock Appreciation Right agreement may provide that such a Participant may exercise his Stock Appreciation Right, to the extent exercisable on the date of termination of such continuous employment, during the one (1) year period ending at the close of business on the day one (1) year following the termination of such continuous employment, unless such Right shall have already expired by its terms.

          (iv) Notwithstanding anything herein to the contrary, except as provided in subsections (c)(v) and (c)(vi) of this Section, no Non-Employee Director Participant may exercise a Stock Appreciation Right or part thereof unless at the time of such exercise he shall be a director of the Corporation and shall have been a director of the Corporation continuously since the date of grant of such Right excepting leaves of absence approved by the Committee; provided that the Stock Appreciation Right agreement may provide that such Participant may exercise his Stock Appreciation Right, to the extent exercisable on the date he ceased to be a director of the Corporation, during the one (1) year period ending at the close of business on the day one (1) year following the cessation of such continuous service as a director unless such Right shall already have expired by its terms.

          (v) A Stock Appreciation Right shall be exercised in accordance with the related Stock Appreciation Right Agreement by serving written notice of exercise on the Corporation.

     (c)  Terms and Conditions of Stock Appreciation Rights.
Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:








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          (i)  Stock Appreciation Rights granted in tandem with
stock options shall be exercisable only at such time or times and to the extent that the related stock options shall be exercisable;

          (ii) Upon the exercise of a Stock Appreciation Right, the applicable portion of any related stock option shall be surrendered.

          (iii) Stock Appreciation Rights granted in tandem with a stock option shall be transferable only with such option.
Stock Appreciation Rights shall not be transferable otherwise than by will or the laws of descent and distribution. All Stock Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

          (iv) A Stock Appreciation Right granted in tandem with a stock option may be exercised only when the then Fair Market Value of the Stock subject to the stock option exceeds the exercise price of such option. A Stock Appreciation Right not granted in tandem with a stock option may be exercised only when the then Fair Market Value of the Stock exceeds the Fair Market Value of the Stock on the date of grant of such Right.

          (v) Each Stock Appreciation Right shall have a term not in excess of ten (10) years from the date on which it is granted (ten (10) years and one (1) day in the case of a Stock Appreciation Right granted in tandem with a Non-Statutory Option); provided that any Stock Appreciation Right granted to
(aa) an employee of the Corporation or a Subsidiary shall terminate not later than the close of business on the day one (1) year following the date such Participant ceases to be employed by the Corporation or a Subsidiary, excepting leaves of absences approved by the Committee, and (bb) a Non-Employee Director Participant shall terminate not later than the close of business on the day one (1) year following the date such Participant ceases to be a director of the Corporation. Such a Participant's Stock Appreciation Right shall be exercisable, if at all, during such one (1) year period only to the extent exercisable on the date his employment terminates or the date he ceases to be a director, as the case may be.

          (vi) In the event of the death or disability of a Participant while in the employ of the Corporation or a Subsidiary or while serving as a director of the Corporation, his Stock Appreciation Right or the unexercised portion thereof may be exercised within the period of one (1) year succeeding his death or disability, but in no event later than (i) ten (10) years from the




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date on which it was granted (ten (10) years and one (1) day in the case of a Stock Appreciation Right granted in tandem with a Non-Statutory Option), by the person or persons designated in the Participant's will for that purpose or in the absence of any such designation, by the legal representative of his estate, or by the legal representative of the Participant, as the case may be. Notwithstanding anything herein to the contrary and in the absence of any contrary provision by the Committee, during the one-year period following termination of employment or cessation as a director by reason of death or disability, a Participant's Stock Appreciation Right shall continue to vest in accordance with its terms and be and become exercisable as if employment or service as a director had not ceased.

     (d) Discretionary Payments. Upon the written request of an Optionee whose stock option is not accompanied by a Stock Appreciation Right, the Committee may, in its discretion, cancel such option if the Fair Market Value of the shares subject to the option at the exercise date exceeds the exercise price thereof; in that event, the Corporation shall pay to the Optionee an amount equal to the difference between the Fair Market Value of the shares subject to the cancelled option (determined as of the date the option is cancelled) and the exercise price. Such payment shall be by check or in Stock having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee.

8.	Restricted Stock.

     (a) Nature of Restricted Stock Award. A Restricted Stock Award is an Award entitling the Participant to receive shares of Stock, subject to such conditions, including a Corporation right during a specified period or periods to require forfeiture of such shares upon the Participant's termination of employment with the Corporation or a Subsidiary or cessation as a director of the Corporation, as the case may be, as the Committee may determine at the time of grant. The Committee, in its sole discretion, may, from time to time and at any time, waive any or all restrictions and/or conditions contained in the Restricted Stock Award agreement. Notwithstanding anything herein to the contrary, the Committee, in its discretion, may grant Restricted Stock without any restrictions or conditions whatsoever. Restricted Stock shall be granted in respect of past services or other valid consideration.










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     (b)  Award Agreement.  A Participant who is granted a
Restricted Stock Award shall have no rights with respect to such Award unless the Participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the Award date by executing and delivering to the Corporation a Restricted Stock Award Agreement in such form as the Committee shall determine.

     (c)  Rights as a Shareholder.  Upon complying with paragraph
(b) above, a Participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability and Corporation forfeiture rights described in this Section 8 and subject to any other conditions contained in the Award agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Corporation until such shares are free of any restrictions under the Plan. The Committee in its discretion may, as a precondition of the Corporation's obligation to issue a Restricted Stock Award, require the Participant to execute a stock power or powers or other agreement or instruments necessary or advisable in connection with the Corporation's forfeiture rights with respect to such shares.

     (d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of or pledged or otherwise encumbered. In the event of termination of employment of the Participant with the Corporation or a Subsidiary for any reason, or cessation as a director of the Corporation in the case of a Non-Employee Director Participant, such shares shall be forfeited to the Corporation, except as set forth below:

          (i) The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the Corporation's forfeiture rights with respect thereto shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

          (ii) Except as may otherwise be provided in the Award agreement, in the event of termination of a Participant with the Corporation or a Subsidiary for any reason or cessation as a director of the Corporation for any reason, all of the Participant's Restricted Stock shall be forfeited to the Corporation without the necessity of any further act by the Corporation, the Participant or the Participant's legal representative; provided, however, that in the event of termination




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of employment or cessation of service as a director of the
Corporation by reason of death or disability, all conditions and restrictions relating to a Restricted Stock Award held by such a Participant shall thereupon be waived and shall lapse.

          (iii) In the absence of any other provision by the Committee, each Restricted Stock Award granted to (A) an employee of the Corporation or a Subsidiary shall be subject to forfeiture to the Corporation conditioned on the Participant's continued employment and (B) Non-Employee Director Participants shall be subject to forfeiture to the Corporation conditioned on the Participant's continued service as a director of the Corporation, and in the case of clause (A) or (B), such forfeiture rights shall lapse as follows: with respect to twenty percent (20%) of the shares subject to the Restricted Stock Award on the date one year following the date of grant, and with respect to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years thereafter, on a cumulative basis, so that such Restricted Stock shall be free of such risk of forfeiture on the date five (5) years following the date of its grant.

     (e)  Waiver, Deferral, and Investment of Dividends.  The
Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid with respect to the Restricted Stock.

9.	The Committee.

     (a)	Administration.  The Committee shall be a committee of
not less than three (3) members of the Board who are Non-Employee Directors, appointed by the Board. Vacancies occurring in membership of the Committee shall be filled by the Board. The Committee shall keep minutes of its meetings. One or more members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear one another. A majority of the entire
Committee shall constitute a quorum, and the acts of a majority of the members present at or so participating in any meeting at which a quorum is constituted shall be the acts of the Committee.
The Committee may act without meeting by unanimous written consent. Absent some other provision by the Board, the power and responsibilities of the Committee shall be vested in and assumed by the Personnel and Compensation Committee of the Board.

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     (b)  Authority of Committee.  Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the persons to whom Awards shall be granted, the number of shares to be subject to each Award, the term of the Award, the vesting provisions of the Award, if any, restrictions on the Award, if any, and the price at which the shares subject thereto may be purchased. The Committee is empowered, in its discretion, to modify, extend or renew any Award theretofore granted and adopt such rules and regulations and take such other action as it shall deem necessary or proper for the administration of the Plan. The Committee shall have full power and authority to construe, interpret and administer the Plan, and the decisions of the Committee shall be final and binding upon all interested parties.

10.	Adjustments.  Any limitations, restrictions or other
provisions of this Plan to the contrary notwithstanding, each Award agreement shall make such provision, if any, as the Committee may deem appropriate for the adjustment of the terms and provisions thereof (including, without limitation, terms and provisions relating to the exercise price and the number and class of shares subject to the Award) in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, divisive reorganization, issuance of rights, combination or split-up or exchange of shares, or the like. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, divisive reorganization, issuance of rights, combination or split-up or exchange of shares, or the like, the Committee shall make an appropriate adjustment in the number of shares authorized to be issued pursuant to the Plan.

11.	Options Under First Predecessor Plan and Second Predecessor
Plan. Options presently outstanding which have been granted under either the First Predecessor Plan or the Second Predecessor
Plan shall continue to be governed and interpreted under the terms of such plans, respectively, and not by the terms hereof.

12.	Amendment to and Termination of the Plan.  The Board may
from time to time amend the Plan in such way as it shall deem advisable provided the Board may not extend the expiration date of the Plan, change the class of Eligible Persons, increase the maximum Award term, decrease the minimum exercise price or increase the total number of authorized shares (except in accordance with Section 10 hereof) for which Awards may be granted. The Board, in its discretion, may at any time terminate the Plan prior to its expiration in accordance with Section 4 hereof. No amendment to or termination of the Plan shall in any way adversely affect Awards then outstanding hereunder.

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13.	Status of Plan.  Until shares pursuant to an Award or
exercise thereof are actually delivered to a Participant, a Participant shall have no rights to or with respect to such shares greater than those of a general creditor of the Corporation unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

14.	General Provisions.

     (a) Other Compensation Arrangements; No Right to Receive Awards; No Employment or Other Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional capital stock based compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. No Eligible Person shall have any right to receive Awards except as the Committee may determine. The Plan does not confer upon any employee any right to continued employment with the Corporation or a Subsidiary or upon any director or officer of the Corporation any right to continued service as a director or officer of the Corporation, nor does it interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of any of its employees or for the Corporation to remove a director or officer with or without cause at any time.

     (b) Tax Withholding, Etc. Any obligation of the Corporation to issue shares pursuant to the grant or exercise of any Award shall be conditioned on the Participant having paid or made provision for payment of all applicable tax withholding obligations, if any, satisfactory to the Committee. The Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In the case of Non-Statutory Options, and Stock Appreciation Rights exercisable only for Stock, the Committee in its discretion, but only upon the written request of a Participant exercising such an Award, may permit such Participant to satisfy federal income tax withholding requirements occasioned by the exercise thereof by the surrender of shares otherwise to be received on the exercise of such Award. For purposes of this subsection (b), such surrendered shares shall be valued at the closing price of the Stock in the NASDAQ National Market System on the most recent trading day preceding the date of exercise on which sales of the Stock occurred.

     (c) Section 83(b) of the Code. Participants may not make, and each Award agreement shall prohibit, an election under
Section 83(b) of the Code, with respect to any Award.

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     (d)  Restrictions on Transfers of Shares.  Although the
Corporation presently intends to register under applicable securities laws all shares acquired or received by Participants under the Plan, the Corporation is not required to cause such shares to be registered under the Securities Act of 1933 or the securities laws of any State. Accordingly, the shares acquired or received may be "restricted securities" as defined in Rule 144 under said Securities Act of 1933 or other rule or regulation of the Securities and Exchange Commission. Any certificate evidencing any such shares may bear a legend restricting the transfer of such shares, and the recipient may be required to assert that the shares are being acquired for his own account and not with a view to the distribution thereof as a condition to the granting or exercise of an Award.

     (e) Issuance of Shares. Any obligation of the Corporation to issue shares pursuant to the grant or exercise of any Award shall be conditioned on the Corporation's ability at nominal expense to issue such shares in compliance with all applicable statutes, rules or regulations of any governmental authority.
The Participant shall provide the Corporation with any assurances or agreements which the Committee, in its sole discretion, shall deem necessary or advisable in order that the issuance of such shares shall comply with any such statutes, rules or regulations.

     (f) Date of Grant. The date on which each Award under the Plan shall be considered as having been granted shall be the date on which the award is authorized by the Committee, unless a later date is specified by the Committee; provided, however, in the case of options intended to qualify as Incentive Stock Options, the date of grant shall be determined in accordance with the Code.

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